Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES DEFINITIVE AGREEMENT TO SELL ITS FINANCIAL SERVICES BUSINESS

Luxembourg, March 29, 2019 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today announced that it has entered into a definitive agreement to sell its Financial Services business to Transworld Systems Inc. (“TSI”) for $44 million, consisting of an up-front payment of $40 million, subject to a working capital adjustment upon closing of the sale, and an additional $4 million to be paid on the one year anniversary of the sale closing. In connection with the transaction, the parties will also enter into a transition services agreement that will provide for the management and orderly transition of certain services and technologies to TSI after the sale closes.
 Altisource’s Financial Services business provides customer relationship call center, accounts receivable management and mortgage charge-off collection services to leading clients within the financial services, insurance, hospitality, utility and retail credit industries.
Altisource currently estimates it will recognize a pretax gain of more than $20 million from the sale, which is anticipated to close before the end of the third quarter 2019, and intends to use the $40 million up-front payment, subject to a working capital adjustment, to repay a portion of its senior secured term loan.
“In 2018, we established Project Catalyst to streamline our organization and focus on our larger opportunities. The anticipated sale of our Financial Services business furthers this objective and supports the continued deleveraging of Altisource’s balance sheet,” said Chief Executive Officer William B. Shepro. “If completed, the sale will provide the customers and employees of the Financial Services business a partner in TSI that is a leader in the customer relationship management and collections industries. We look forward to completing the transaction and continuing to work closely with TSI on the transition to provide a seamless experience for our customers.”
The sale is subject to customary closing conditions including the receipt of third party and regulatory consents.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks relating to the transaction with Transworld Systems Inc., including in respect of the satisfaction of closing conditions and the timing thereof; delays in obtaining regulatory and other third party consents in connection with the transaction; unanticipated expenditures relating to or liabilities arising from the transaction; litigation or regulatory issues relating to the transaction; the impact of the transaction on relationships with employees, customers and other third parties; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

2